EX-4(3)



                                CONFIRMATION

Date:     June 5, 1995

To:       Ms. Katherine Weien
          Embassy Suites, Inc.
          1023 Cherry Road
          Memphis, TN 38117
          Telephone:  901 537-3338
          Telefax:  901 762-8998

From:     Mr. Suresh Tata, Vice President
          US Corporate II
          The Sumitomo Bank, Limited,
          New York Branch
          277 Park Avenue
          New York, NY 10172
          Telephone:  212 224-4129
          Telefax:  212 224-5188

cc:       Documentation Contact:  Mr. Rudy Cabuya
          Telephone:  212 224-4252
          Telefax:  212 593-9522

Re: USD 50,000,000.00 Swap Transaction, dated as of June 2, 1995 between The Sumitomo Bank, Limited, acting through its New York Branch ("Party A") and Embassy Suites, Inc. ("Party B").

Our Reference Number:  9511308

The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between The Sumitomo Bank, Limited, acting through its New York Branch and Embassy Suites, Inc. on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Interest Rate and Currency Exchange Agreement specified below. This document supersedes all previous confirmations and amendments with respect to the above referenced transaction.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.), without regard to any revision or subsequent edition thereof, are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1.  ISDA AGREEMENT:

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of October 22, 1992, as amended and supplemented from time to time (the "Agreement"), between The Sumitomo Bank, Limited and Embassy Suites, Inc. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.






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2.  TERMS OF SWAP TRANSACTION:

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:               USD 50,000,000.00

Trade Date:                    June 2, 1995

Effective Date:                June 6, 1995

Termination Date:              June 6, 2000

FLOATING AMOUNTS:              (PARTY A)

Floating Rate Payer:           The Sumitomo Bank, Limited, acting through
                               its New York Branch

Floating Rate Payer Payment    September 6, December 6, March 6, June 6,
Dates:                         in each year from and including September 6,
                               1995 to and including June 6, 2000; subject to adjustment in accordance with the
Modified
                               Following Business Day Convention

Floating Rate For Initial      5.875% (percent) per annum
Calculation Period:

Floating Rate Option:          USD-LIBOR-BBA

Designated Maturity:           3 Months

Spread:                        Inapplicable

Floating Rate Day Count        Actual/360
Fraction:

Reset Dates:                   First day of each Calculation Period

Compounding:                   Inapplicable

FIXED AMOUNTS:                 (PARTY B)

Fixed Rate Payer:              Embassy Suites, Inc.

Fixed Rate Payer Payment       September 6, December 6, March 6, June 6,
Dates:                         in each year from and including September 6,
                               1995 to and including June 6, 2000; subject to adjustment in accordance with the
Modified
                               Following Business Day Convention with No
                               Adjustment for Period End Dates

Fixed Rate:                    5.785% (percent) per annum







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Fixed Rate Day Count           Actual/360
Fraction:

Business Days For Payments     New York and London
By Both Parties:

Calculation Agent:             The Sumitomo Bank, Limited

Governing Law:                 New York

3.  CREDIT SUPPORT DOCUMENTS:

(A) The Collateral Documents (as defined in the Credit Agreement, dated as of July 22, 1993, among Embassy Suites, Inc., The Promus Companies Incorporated, certain Subsidiaries of Embassy Suites, Inc., the banks from time to time party thereto, Bankers Trust Company, The Bank of New York, Credit Lyonnais, Atlanta Agency, and The Sumitomo Bank, Limited, New York Branch, as agents, and Bankers Trust Company, as administrative agent, as amended (the "Credit Agreement")).

(B) Endorsement to title insurance policies relating to properties underlying the Mortgages and the Assignment of Lease (both as defined in the Credit Agreement).

4.  PAYMENT INSTRUCTIONS:

Payments to The Sumitomo Bank, Limited, acting through its New York Branch of USD amounts:

Depository:                    Morgan Guaranty Trust Company of New York,
New York
                               Branch
Address:                       New York, NY
In Favor Of:                   The Sumitomo Bank, Limited
                               New York Branch
Account No.:                   631-28-256
CHIPS:                         013571
Attention:                     Interest Rate Swap Settlement

Payments to Embassy Suites, Inc. of USD amounts:

Depository:                    First Tennessee Bank
Address:                       Memphis, Tennessee
In Favor Of:                   Embassy Suites, Inc.
Account No.:                   841900
ABA No.:                       084-000-026







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Please confirm that the foregoing correctly sets forth the terms of the agreement between you and us by executing this Confirmation and returning it to the documentation contact above.

Yours Sincerely,

The Sumitomo Bank, Limited, acting through its New York Branch


By:     YOSHINORI KAWAMURA
       ---------------------------
Name:   Yoshinori Kawamura
Title:  Joint General Manager


Confirmed as of the date first written above:

Embassy Suites, Inc.


By:     WILLIAM S. McCALMONT
       ---------------------------
Name:   William S. McCalmont
Title:  Vice President & Treasurer